UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

CAN-CAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

542 Springfield Avenue

Red Deer, Alberta, Canada T4N 0C7

(Address of principal executive offices)   (Zip Code)

(Registrant’s telephone number, including area code) (403) 342-6221

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater detail in Item 5.02, below, which discussion is incorporated into this Item 3.02 by reference in its entirety, on [__________], 2019, Can-Cal Resources Ltd. (the “Company”, “Can-Cal”, “we” and “us”) issued the Board and Advisory Shares (as defined below). We claim an exemption from registration for the issuances pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grants and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver provided notice to the Board of Directors of the Company of their resignations from the Board of Directors effective at a future date (the “Resignations”), upon the appointment of Mr. Casey Douglass as designee by the Defendants and upon the appointment of a Board of Director’s designee by the plaintiffs in the shareholder derivative lawsuit in the District Court, Clark County, Nevada (Case No.: A-14-701465-b, Dept. No.: XI)(the “Court” and the “Lawsuit”) and the appointment of a third member of the Board of Directors consistent with the “Stipulation and Agreement of Settlement” entered into in connection with the Lawsuit (the “Settlement”).

As previously reported in the Report on Form 8-K filed by us on November 13, 2018, pursuant to the Settlement, Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver must resign from the Board of Directors of the Company and two new members of the Board of Directors must be appointed, one from the plaintiffs in the Lawsuit, and one mutually appointed by the defendant and the plaintiffs in the Lawsuit.

On February 6, 2019, the Company held a Board of Directors meeting for the above stated purpose. The meeting was attended by the current members of the Board of Directors (Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver), with Mr. Hugo Bondi attending telephonically as Board appointee of the plaintiffs.

Mr. Douglass, as Chairman, advised that the conditional resignations of Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver were presented to the Board of Directors and that such resignations were conditioned upon Mr. Bondi (as appointee of the plaintiffs in the Lawsuit) and Mr. Douglass (as appointee of the defendants in the Lawsuit) agreeing on a third director appointee, with all three to be the “replacement directors” of the Company as per the Settlement, before the Resignations could be considered to be tendered and accepted.

Mr. Bondi and Mr. Douglass were unable to mutually agree on a third member of the Board of Directors to be appointed pursuant to the requirements of the Settlement at the meeting. As such, the Resignations were not yet effective and Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver continued to serve as the sole members of the Board of Directors following the February 6, 2019 meeting.

On February 22, 2019, several actions were undertaken by persons purported to be members of the Board of Directors of the Company; however, on April 17, 2019, attorneys for both Defendants and Plaintiffs determined that such actions were void.

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On  May 15, 2019, the plaintiffs and the defendants in the Lawsuit agreed on the appointment of Mr. Hugo Bondi (as Board appointee for the plaintiffs) and Mr. Casey Douglass (as Board appointee of the defendants) as members of the Board of Directors of the Company, pursuant to the terms of the Settlement. Effective on the same date, the resignations of Mr. Casey Douglass (provided that Mr. Douglass was immediately reappointed as a member of the Board), Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver as members of the Board of Directors became effective. On the same date, the new members of the Board of Directors, Mr. Bondi and Mr. Douglass (who was also a former member of the Board), appointed Mr. Gary Oosterhoff (who was also a former member of the Board) to the Board of Directors as the required third member of the Board jointly approved by the plaintiff’s and defendant’s nominees (Mr. Bondi and Mr. Douglass). Additionally, Mr. Douglass was appointed as Chairman of the Board of Directors  on the same date. The Board of Directors also appointed Mr. Cosimo La Porta as an advisor to the Company.

The Board of Directors also agreed to remunerate each member of the Board of Directors and Mr. La Porta as an advisor, 500,000 shares of restricted common stock (2 million shares in aggregate)(the “Board and Advisory Shares”). Issuance of aforementioned shares shall be withheld until securities compliance items are met in relevant jurisdictions.

The biographical information for Mr. Hugo Bondi, Mr. Casey Douglass and Mr. Gary Oosterhoff is provided below.

Neither Mr. Bondi, Mr. Douglass nor Mr. Oosterhoff is a party to any material plan, contract or arrangement (whether or not written) with the Company, nor are any a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K , with the exception of ongoing management agreements reported in previous filings by the Corporation.

There are no family relationships between any director or executive officer of the Company.

Mr. Hugo Bondi, age 56.

M. Bondi Mr. Bondi has been a member of the Board of Directors since May 2019. Mr. Bondi has been involved in the automotive business for over 30 years as Dealer principal, Manager and Broker. He brings extensive managerial and leadership experience. Introduced many multi-level marketing and advertising strategies to increase brand awareness. Trained, lead and developed strong sales teams that would drive sales and profits that were beyond industry standards. He brings many years of lease and finance experience. Mr. Bondi brings a deep knowledge of taking businesses from start to multi growth ventures. In the last 8 years he has been involved in major auto exports to the US. He has studied business and marketing at the British Columbia Institute of Technology. Mr. Bondi is very excited to bring new business ventures to Can-Cal Resources.

Mr. Casey Douglass, age  59.

Mr. Douglass served as a member of the Board of Directors from June 2016 to May 2019, and has served as a member of the Board from May 2019 to present. Mr. Douglass has owned and managed farming and agribusinesses for over 15 years in Canada and Russia. Mr. Douglass’ expertise in Russia involves the following: market analysis; business design; finance; importing and staff training on new equipment. His expertise also includes corporate structuring and strong management skills. During the past 10 years, Mr. Douglass has specialized in providing insurance and finance solutions to the exempt corporate marketplace of Western Canada, the majority of which occurred in Alberta. Mr. Douglass has studied Agricultural Economics and Rural Sociology at the University of Alberta and is a strong community player in Red Deer, Alberta, as well as other global communities. Mr. Douglass looks forward to assisting Can-Cal Resources from its previous difficult times to upcoming positive and new business activities within North America.

Mr. Gary Oosterhoff, age 62.

Mr. Oosterhoff served as a member of the Board of Directors from September 2016 to May 2019, and has served as a member of the Board from May 2019 to present. During the majority of his working career, Mr. Oosterhoff has been in the general insurance industry where he achieved the “Chartered Insurance Broker” designation, which at the time was the highest level attainable for general insurance brokers. He was the senior leader and majority shareholder of a thriving general insurance brokerage in Red Deer, Alberta which was sold in 2001. Afterward, Mr. Oosterhoff continued in a teaching capacity throughout Alberta until 2009. Additionally, from 2001 to date, Mr. Oosterhoff has used his outstanding entrepreneurial experience and background talents in ground floor opportunities and went on to pursue the real estate business, which also has become very successful. Today, Mr. Oosterhoff leads a syndication of high wealth investors for acquisition, development, construction, management and marketing of both residential and commercial holdings in central Alberta. Mr. Oosterhoff has also been a Board member providing regional governance under Alberta Housing Act.

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Advisor: Mr. Cosimo La Porta.

Mr. La Porta Mr. La Porta is a veteran of the Starbucks Coffee Company, having served 18-years in a number of senior executive leadership roles in the United States, Canada and International markets. In his most recent role, Mr. La Porta was the Executive Vice President, US Retail Business where he was responsible for 150,000 employees, and the operations of 7,600 company operated retail stores. Prior to assuming his US executive role, he spent two years as senior vice president of retail operation for China and Asia Pacific, leading 16 markets that comprised of Starbucks fastest growing region.

Item 8.01 Other Events.

The Company does not currently have the financial resources to bring the Company’s filings current with the Securities and Exchange Commission, including its deficient period reports, however, the Company is seeking to raise funds and hopes to be in a position to begin the preparation and filing of its deficient reports during the fourth quarter of 2019, of which there be no assurance.

On behalf of the Board of Directors, Mr. Douglass, as Chairman of the Board of Directors, expresses his appreciation to the shareholders of the Company for their patience and understanding while the Company works to file outstanding reports with the Securities and Exchange Commission and move forward past the Lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAN-CAL RESOURCES LTD.

Date: September 6, 2019	By: /s/ Casey Douglass
Casey Douglass
Chairman of the Board

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